UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2021 (March 4, 2021)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2021, Allan C. Silber resigned as a Class II director and Chairman of the Company’s Board of Directors (the “Board”), effective as of the conclusion of the next meeting of the Board. On March 4, 2021, the Board appointed David Ludwig to fill the directorship vacancy created by the resignation of Mr. Silber, effective immediately. Mr. Ludwig will serve as a director until the 2023 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal. Mr. Ludwig currently serves as President, Financial Assets Division of the Company, which is comprised of National Loan Exchange, Inc. (“NLEX”) and Heritage Global Capital LLC.

There are no arrangements or understandings between Mr. Ludwig and any other person pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Ludwig and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. As part of the operations of NLEX, the Company leases office space in Edwardsville, Illinois that is owned by Mr. Ludwig. The total amounts paid for the lease in the years ended December 31, 2019 and December 31, 2020 were $108,000 and $110,000, respectively, which were paid directly to Mr. Ludwig.

Item 8.01Other Items.

The Company has established June 9, 2021, as the date of the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). The Company will publish additional details regarding the record date, the exact time, location and matters to be voted on at the 2021 Annual Meeting in the Company’s proxy statement for the 2021 Annual Meeting. Because the Company did not hold an annual shareholders meeting the previous year, shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”) must ensure that such proposal is delivered to or mailed to and received by the Company’s Secretary at Heritage Global Inc., 12625 High Bluff Drive, Suite 305, San Diego, California 92130, on or before the close of business on March 15, 2021, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2021 Annual Meeting. In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting must also comply with all applicable Securities and Exchange Commission (“SEC”) rules, including Rule 14a-8, as well as the Bylaws.

In addition, in accordance with the Bylaws, shareholders who wish to bring business before the 2021 Annual Meeting outside of Rule 14a-8 or to nominate a person for election to the Board at the 2021 Annual Meeting must ensure that written notice (including all information required by the Bylaws) of such proposal or nomination is received by the Secretary of the Company at the address specified above no later than the close of business on May 11, 2021. Any such notice must also comply with the requirements of Florida law, the rules and regulations promulgated by the SEC and the Bylaws, as applicable.

On March 9, 2021, the Company issued a press release announcing the changes to the Board discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d)Exhibits

Exhibit No.	Description

99.1	Press Release of Heritage Global Inc., dated March 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Date: March 9, 2021	By:	/s/ Scott A. West
Scott A. West
Chief Financial Officer